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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Central Illinois Bancorp, Inc.:


We consent to incorporation by reference in the registration statement (No. 333-72949) on Form S-8 of Central Illinois Bancorp, Inc. of our report dated March 26, 1999, relating to the consolidated balance sheet of Central Illinois Bancorp, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1998 annual report on Form 10-K/A of Central Illinois Bancorp, Inc.


                                                                    /s/ KPMG LLP


Chicago, Illinois
April 29, 1999